Exhibit 99.1
Cano Health Announces Financial Results for the First Quarter 2022
Maintains Full Year Guidance

MIAMI, May 9, 2022 /PRNewswire/– Cano Health, Inc. (“Cano Health” or the “Company”) (NYSE: CANO), a leading value-based primary care provider and population health company, today announced financial results for the first quarter ended March 31, 2022.

First Quarter Financial Results
•Total membership of 269,333, including 160,306 Medicare capitated members, an increase of 130% and 112%, respectively year-over-year
•Total revenue of $704.3 million, an increase of 156% year-over-year
•Net loss of $0.1 million, benefiting from a $27.2 million fair value adjustment of warrant liabilities
•Adjusted EBITDA1 of $45.0 million, compared to $17.5 million in the first quarter of 2021, an increase of 157% year-over-year

As of May 6, 2022, the Company had approximately 208 million shares of Class A common stock and 277 million shares of Class B common stock issued and outstanding. Total share count for the purposes of calculating market capitalization was approximately 484 million.

“Cano Health’s first quarter results reflect the continued growth of our operations and strength of our business model,” said Dr. Marlow Hernandez, Chairman and Chief Executive Officer of Cano Health. “Fueled by a significant increase in Medicare members, we have more than doubled our total membership over the past year, firmly establishing us as one of the nation’s largest value-based primary care providers. To meet the growing demand for our services, we continue to add capacity in key markets and build scale and density. While rapidly expanding our business, our population health platform, combined with our differentiated growth strategy, is driving sustainable and profitable growth.”

Direct Contracting Entity (DCE) Program Update

DCE membership at the end of the quarter was 41,201, an increase from 7,651 at the end of 2021. First quarter membership reflects updated 2022 roster reconciliations provided by the Centers for Medicare and Medicaid Services (CMS).

Total medical cost ratio (MCR)2 in the first quarter was 79.5%, reflecting the impact of DCE

(1) Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure is provided in the Reconciliation of Non-GAAP Adjusted EBITDA table included in this press release. An explanation of this measure and how it is calculated is also included under the heading “Non-GAAP Financial Measures.”
(2) Medical Claims Expense Ratio (MCR) is calculated as third-party medical expense divided by capitated revenue membership, which had an MCR of approximately 96.0%. Excluding the impact of DCE, total MCR in the first quarter was approximately 74.0%, which is below the 74.6% reported in the first quarter of 2021, prior to the start of the DCE program. The Company expects total MCR in the second half of 2022 to be significantly lower than Total MCR in the first half of 2022.

Guidance
The Company is maintaining its guidance for full year 2022 provided on March 14, 2022. The outlook for full year 2022 is as follows:
•Membership in the range of 290,000 to 295,000
•Total revenue in the range of $2.8 billion to $2.9 billion
•Total medical cost ratio (MCR) in the range of 76.0% to 76.5%
•Adjusted EBITDA in the range of $230 million to $240 million
•The Company added seven medical centers in the quarter, bringing total owned medical centers to 137, including 31 centers outside of Florida; the Company expects to operate 184-189 owned medical centers by the end of 2022

The Company has not reconciled its expectations as to non-GAAP measures in future periods to their most directly comparable GAAP measure because certain costs and expenses are outside of its control or cannot be reasonably predicted. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to the Company’s results computed in accordance with GAAP.

Conference Call Information
Cano Health will host a conference call today at 8:30 AM ET to review the Company’s business and financial results for the quarter ended March 31, 2022.

To access the live call and webcast, please dial (844) 684-0650 for U.S. participants, or +1 (343) 761-2594 for international participants, and reference the Cano Health First Quarter 2022 Earnings Conference Call and Conference ID 6284596. The conference call will also be webcast live in the “Events & Presentations” section of the Investor page of the Cano Health website.

A replay will be available in the “Events & Presentations” section of the Cano Health website for on-demand listening shortly after the completion of the call and will be available for 30 days.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to future events and involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and could materially affect actual results, performance or achievements. Such forward-looking statement include, without limitation, our anticipated results of operations, including our financial guidance for the 2022 fiscal year, our business strategies, our projected costs, prospects and plans, and other aspects of our operations or operating results. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on our results of operations and financial condition. Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to our services; adverse effects on the Company’s business as a result of the restatement of our previously issued financial statements; our ability to realize expected results with respect to patient membership, total revenue and earnings; our ability to enter into new markets and continue our growth; our ability to integrate our acquisitions and achieve desired synergies; our ability to maintain our relationships with health plans and other key payors; the impact of COVID-19 on our business and results of operations; our future capital requirements and sources and uses of cash, including funds to satisfy our liquidity needs; and our ability to recruit and retain qualified team members and independent physicians. For a detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (the “SEC”). All information provided in this press release is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Non-GAAP Financial Measures
This press release contains certain non-GAAP financial measures as defined by the SEC rules. EBITDA and Adjusted EBITDA have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA, adjusted to add back the effect of certain expenses, such as stock-based compensation expense, de novo losses (consisting of costs associated with the ramp up of new medical centers and losses incurred for the twelve months after the opening of a new facility), acquisition transaction costs (consisting of transaction costs and corporate development payroll costs), fair value adjustments in contingent consideration, restructuring and other charges, loss on extinguishment of debt, and changes in fair value of warrant liabilities. We believe these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other similar companies. We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense, income and other items are excluded or included in determining these non-GAAP financial measures. In addition, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of those measures to their most directly comparable GAAP measures is available under the heading “Reconciliation of Non-GAAP Measures.”

About Cano Health
Cano Health (NYSE: CANO) is a high-touch, technology-powered healthcare company delivering personalized, value-based primary care to nearly 270,000 members. With its headquarters in Miami, Florida, Cano Health is transforming healthcare by delivering primary care that measurably improves the health, wellness, and quality of life of its patients and the communities it serves. Founded in 2009, Cano Health has more than 4,000 employees, and operates primary care medical centers and supports affiliated providers in nine states and Puerto Rico. For more information, visit canohealth.com or investors.canohealth.com.

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Investor Relations Contact:
Derek Fiebig
Cano Health, Inc.
(786) 206-1930
derek.fiebig@canohealth.com

Media Relations Contact:
Georgi Morales Pipkin
Cano Health, Inc.
(786) 206-3322
georgi.pipkin@canohealth.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED

	Three Months Ended March 31,
(in thousands, except share and per share data)	2022	2021
Revenue:
Capitated revenue	$674,351	$261,357
Fee-for-service and other revenue	29,986	13,245
Total revenue	704,337	274,602
Operating expenses:
Third-party medical costs	535,779	195,046
Direct patient expense	60,677	34,237
Selling, general and administrative expenses	96,587	35,009
Depreciation and amortization expense	19,036	5,846
Transaction costs and other	8,375	8,954
Change in fair value of contingent consideration	(4,661)	285
Total operating expenses	715,793	279,377
Loss from operations	(11,456)	(4,775)
Other income and expense:
Interest expense	(13,284)	(10,626)
Interest income	1	1
Loss on extinguishment of debt	(1,428)	—
Change in fair value of warrant liabilities	27,162	—
Total other income (expense)	12,451	(10,625)
Net income (loss) before income tax expense	995	(15,400)
Income tax expense	1,080	714
Net loss	$(85)	$(16,114)
Net loss attributable to non-controlling interests	(745)	—
Net income attributable to Class A common stockholders	$660	$—

Net income per share attributable to Class A common stockholders, basic	$—	N/A
Net loss per share attributable to Class A common stockholders, diluted	$—	N/A
Weighted-average shares used in computation of earnings per share:
Basic	191,410,221	N/A
Diluted	468,132,925	N/A

CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

	As of,
(in thousands)	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash, cash equivalents and restricted cash	$113,052	$163,170
Accounts receivable, net of unpaid service provider costs	191,724	133,433
Prepaid expenses and other current assets	18,859	20,632
Total current assets	323,635	317,235
Property and equipment, net	95,595	85,261
Operating lease right of use assets	152,180	132,173
Goodwill	772,704	769,667
Payor relationships, net	569,086	576,648
Other intangibles, net	241,963	248,973
Other assets	16,602	13,582
Total assets	2,171,765	2,143,539
Liabilities and stockholders' equity
Current liabilities:
Current portion of notes payable	6,444	6,493
Current portion of finance lease liabilities	1,448	1,295
Current portion of contingent consideration	3,062	3,123
Accounts payable and accrued expenses	93,368	80,829
Current portions due to sellers	1,480	17,357
Current portion operating lease liabilities	18,383	15,275
Other current liabilities	34,472	36,664
Total current liabilities	158,657	161,036
Notes payable, net of current portion and debt issuance costs	915,738	915,266
Long term portion of operating lease liabilities	141,477	122,935
Warrants liabilities	52,982	80,144
Long term portion of finance lease liabilities	2,738	2,181
Contingent consideration	30,700	35,300
Other liabilities	31,696	28,109
Total liabilities	1,333,988	1,344,971
Stockholders’ Equity
Shares of Class A common stock	20	18
Shares of Class B common stock	28	30
Additional paid-in capital	464,262	397,443
Accumulated deficit	(78,100)	(78,760)
Total Stockholders' Equity before non-controlling interests	386,210	318,731
Non-controlling interests	451,567	479,837
Total Stockholders' Equity	837,777	798,568
Total Liabilities and Stockholders' Equity	$2,171,765	$2,143,539

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	Three Months Ended March 31,
(in thousands)	2022	2021
Cash Flows from Operating Activities:
Net loss	$(85)	$(16,114)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	19,036	5,846
Change in fair value of contingent consideration	(4,661)	285
Change in fair value of warrant liabilities	(27,162)	—
Loss on extinguishment of debt	1,428	—
Amortization of debt issuance costs	748	2,170
Non-cash lease expense	1,705	—
Equity-based compensation	13,816	71
Changes in operating assets and liabilities:
Accounts receivable, net	(58,291)	(6,929)
Other assets	(3,060)	(882)
Prepaid expenses and other current assets	1,773	(6,537)
Interest accrued due to seller	97	536
Accounts payable and accrued expenses	10,010	5,973
Other liabilities	7,443	893
Net cash used in operating activities	(37,203)	(14,688)
Cash Flows from Investing Activities:
Purchase of property and equipment	(7,776)	(2,645)
Acquisitions of subsidiaries including non-compete intangibles, net of cash acquired	(3,495)	(898)
Payments to sellers	(2,186)	(6,155)
Other	—	(1)
Net cash used in investing activities	(13,457)	(9,699)
Cash Flows from Financing Activities:
Capitalized transaction costs related to merger	—	(2,414)
Payments of long-term debt	(1,611)	(1,200)
Debt issuance costs	(87)	—
Proceeds from insurance financing arrangements	2,529	1,702
Payments of principal on insurance financing arrangements	(690)	(567)
Repayments of equipment loans	(129)	(76)
Repayments of capital lease obligations	(340)	(263)
Employee stock purchase plan contributions	870	—
Net cash provided by (used in) financing activities	542	(2,818)

Net decrease in cash, cash equivalents and restricted cash	(50,118)	(27,205)
Cash, cash equivalents and restricted cash at beginning of year	163,170	33,807
Cash, cash equivalents and restricted cash at end of period	$113,052	$6,602

Reconciliation of Non-GAAP
Adjusted EBITDA
UNAUDITED

	Three Months Ended March 31,
(in thousands)	2022		2021
Net loss	$(85)		$(16,114)
Interest income	(1)		(1)
Interest expense	13,284		10,626
Income tax expense	1,080		714
Depreciation and amortization expense	19,036		5,846
EBITDA	$33,314	$	$1,071
Stock-based compensation	13,816		71
De novo losses (1)	15,816		5,839
Acquisition transaction costs (2)	9,871		9,818
Restructuring and other	2,585		411
Change in fair value of contingent consideration	(4,661)		285
Loss on extinguishment of debt	1,428		—
Change in fair value of warrant liabilities	(27,162)		—
Adjusted EBITDA	$45,007	$	$17,495

(1) De novo losses include those costs associated with the ramp up of new facilities and that are not expected to be incurred past the first 12 months after opening. These costs collectively are higher than comparable expenses incurred once such a facility has been open and generating revenue and would not have been incurred unless a new facility was being opened.

(2) Acquisition transaction costs included $1.0 million and $0.9 million of corporate development payroll costs for the three months ended March 31, 2022 and 2021, respectively. Corporate development payroll costs include those expenses directly related to the additional staff needed to support our increased acquisition activity.

Key Metrics

	Three Months Ended March 31,
	2022	2021	% Change
Members:
Medicare Advantage	119,105	75,488	57.8%
Medicare DCE	41,201	—	—%
Total Medicare	160,306	75,488	112.4%
Medicaid	67,982	21,801	211.8%
ACA	41,045	19,606	109.3%
Total members	269,333	116,895	130.4%

Member months:
Medicare Advantage	354,415	224,830	57.6%
Medicare DCE	125,089	—	—%
Total Medicare	479,504	224,830	57.6%
Medicaid	202,197	62,908	221.4%
ACA	121,911	56,037	117.6%
Total member months	803,612	343,775	133.8%

Per Member Per Month ("PMPM"):
Medicare Advantage	$1,249	$979	27.6%
Medicare DCE	$1,379	$—	—%
Total Medicare	$1,283	$979	27.6%
Medicaid	$257	$615	(58.2)%
ACA	$58	$44	31.8%
Total PMPM	$839	$760	10.4%

Owned medical centers	137	72